K.H. GOH HOLDINGS PTE LTD

RCB REG No.: 201025933D

TENANCY RENEWAL AGREEMENT

AN AGREEMENT made on the 01st of December Two Thousand and Twenty-One (2022)

BETWEEN

K.H. GOH HOLDINGS PTE LTD
ROC No. 201025933D
1 Yishun Industrial Street 1
#04-27/28 A'POSH BizHub
Singapore 768160

(herein called "the Landlord" which expression shall where the context so admits include the person entitled for the time being to the reversion immediately expectant on the term hereby created) of the one part

AND

MSC CONSULTING (S) PTE LTD
ROC No. 200305559E
1 Yishun Industrial Street 1
#04-27/28 A'POSH BizHub
Singapore 768160

(hereinafter called "the Tenant" which expression shall where the context so admits include the Tenant's successors and assigns) of the other part.

NOW IT IS HEREBY AGREED as follows:

1. The Landlord agrees to let and the Tenant agrees to take part of that property known as **1 Yishun Industrial Street 1 #04-27/28 A'POSH BizHub Singapore 768160** (hereinafter called "the said premises") TO HOLD onto the Tenant from the **01st of December 2022** for a term of **TWENTY-FOUR Months (24)** months ending at **30th November 2024** at the rent of Singapore Dollars **SEVEN THOUSAND, THREE HUNDRED AND SEVENTY-TWO, CENTS FIFTY ONLY (S$ 7,372.50)** per month inclusive of service & maintenance charges and all rental shall be subjected to prevailing GST.

   To pay the landlord monthly rent of Dollars **SEVEN THOUSAND, THREE HUNDRED AND SEVENTY-TWO, CENTS FIFTY ONLY (S$ 7,372.50)** plus prevailing GST is payable without deduction whatsoever and there shall be no abatement of rent by reason of any claim by the Tenant against the Landlord for non-performance or breach of the Landlord obligation herein on the **01st** day of each month.

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2. **The Tenant hereby agrees with the Landlord** as follows:

(a) To pay the said rent at the times and in manner aforesaid

(b) To pay a two (2) months' rental security deposit of **DOLLARS FOURTEEN THOUSAND, SEVEN HUNDRED AND FORTY-FIVE ONLY (S$ 14,745.00)** upon the signing of this Agreement (the receipt whereof the landlord hereby acknowledges) as security against the breach of any term or condition of this Agreement, such deposit to be refunded (free of interest) at the expiry of lawful termination of this tenancy within 14 days. This deposit shall not be utilized as set-off for any rent due and payable during the currency of this Agreement.

(c) To pay all charges due in respect of any telephones or other equipment installed at the said premises, including any tax payable thereon.

(d) To pay all utilities charges, present and future Goods and Services Tax (GST) of this agreement.

(e) To keep the interior of the said premises in good and tenantable repair and condition throughout this tenancy (fair wear and tear and damage by any act beyond the control of the Tenant excepted).

(f) To permit the Landlord and its agents, surveyors and workmen with all necessary appliances to enter upon the said premises at all reasonable times by prior appointment for the purpose whether of viewing the condition thereof or of doing such works and things as may be required for any repairs, alterations or improvements whether of the said premises or of any parts of any building to which the said premises may form a part of or adjoin. Upon notice given by the Landlord, the Tenant shall forthwith repair and make good in a proper workmanlike manner any defects for which the Tenant is liable. In the event the Tenant do not within ten (10) days after the service of such notice proceed diligently with the execution of such repairs or works then the Landlord may enter upon the said Premises and execute such repairs or works and the cost thereof shall be debt due from the Tenant to the Landlord and recoverable forthwith by action.

(g) To comply with all such rules and regulations and terms and conditions as may be imposed from time to time on occupiers of the building by the Management Corporation or other bodies (where applicable) for the proper management of the same.

(h) At the expiration or sooner determination of the term hereby created to yield up the demised premises with all locks and keys complete to the Landlord and to remove all lettering, internal partitions, fittings and installation of the Tenant or any part thereof, as are specified by the Landlord, from the said premises and to reinstate the said premises in its original state and condition (fair wear and tear excepted) including all electrical installations.

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All damages done to the demised premises by such removal shall be made by Tenant on or prior to the expiration of the term hereby created and if the Tenant fails to do so the Landlord may make good all such damages. All costs incurred by the Landlord in such removal or disposal or in making good such damage shall be paid by the Tenant to the Landlord within seven (7) days of the Landlord notifying the Tenant on the amount thereof.

(i) During the two (2) months immediately preceding the expiration of the tenancy herein to permit the Landlord or its representative's at all reasonable times and by prior appointment to bring interested parties to view the said premises for the purpose of letting the same.

(j) During the currency of this tenancy, to allow the Landlord or its representative's at all reasonable times and by prior appointment to bring any interested parties to view the said premises in the event of a prospective sale thereof. The said premises shall be sold subject to this tenancy.

(k) Not to make or cause to be made any fitting-out decorations and/or any alterations, additions or installations to the demised premises without first obtaining the written consent from the Landlord (such consent not to be unreasonably withheld or delayed) and the relevant Government if such are required under regulations.

(l) Not to use the said premises or any part thereof other than an office purpose for office and obtain licences and permits at the Tenant's expense from the relevant authorities where necessary.

(m) Not to assign sublet or part with actual or legal possession of the Demised Premises or any part thereof to the other party/parties for any team whatsoever without the prior written consent of the Landlord. To indemnify the Landlord against all penalties, fines, levies, proceedings, suits, claims, damages, losses, cost and expenses which the Landlord may incur or suffer arising from any act or omission of the Tenant, its servants, agents or invitees' in connection with the Tenant use and occupation of the Demised Premises.

(n) Not to do or permit to be done upon the Demised Premises anything in which the Landlord may be or may become a nuisance or annoyance to or in any way interfere with the quiet and comfort of the occupants of adjoining building or any other adjoining occupiers or the neighbourhood and not to use the same for any illegal or immoral purpose. Smoking is not allowed in the Demised Premises. The Tenant shall indemnify the Landlord of all charges, cost and expenses which may be incurred by the Landlord for abating any such nuisance or annoyance.

(o) Not to make or permit to be made any alteration in the internal construction or arrangement or in the external or interior appearance or the present scheme or decoration of the Demised Premises without the written consent of the Landlord first having been obtained, and if requested by the Landlord the Tenant shall restore the Demised Premises to the like state and condition as at first received by the Tenant at the Tenant's expense.

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1 Yishun Industrial Street 1, #04-27/28 A'POSH Bizhub Singapore 768160 T: +65 6317 2050 F: +65 6741 1102

(p) Not to exceed the maximum electricity load and not to load or permit to be loaded on any part of the floors of the said premises weights exceeding those specified by the Landlord, Management Corporation or other bodies (where applicable).

(q) Not to keep or permit to be kept on the said premises or any part thereof any materials of a dangerous or explosive nature or the keeping of which may contravene any statue or subsidiary legislation.

(r) Not to do or permit to be done anything whereby the policy or policies of insurance on the said premises against damage by fire may become void or voidable or whereby the premium thereon may be increased.

(s) Not to affix paint or otherwise exhibit or permit to be affixed painted or otherwise exhibited on the exterior of the said Premises any sign announcement placard poster advertisement name-plate flag, flagstaff or any other thing whatsoever or on the window or doors thereof or in or about any part of the Building except such shall be approved in writing by the Landlord/Management Corporation or such as has been approved at the date of this Agreement by the Landlord/Management Corporation.

3. **Landlord hereby agrees with the Tenant** as follows:

(a) To pay all rates, taxes, assessments and outgoing except as aforesaid) which are or may hereafter be charges or imposed on the said premises and be payable by the Landlord.

(b) That the Tenant paying the rent hereby reserved and observing and performing the several conditions, covenants and stipulations on the Tenant's part herein contained shall peaceably hold and enjoy the said premises during this tenancy without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

4. **Provided always and it is expressly agreed** as follows:

(a) If the rent hereby reserved shall not be paid for seven (7) days after its due date or if there shall be a breach of any of the conditions, covenants or stipulations on the part of the Tenant herein contained, the Landlord shall be entitled to re-enter upon the said premises and thereupon this tenancy shall be immediately absolutely determine but without prejudice to any right of action of the Landlord for damage or otherwise in respect of any such breach or any antecedent breach.

(b) In the event the rent remaining unpaid seven (7) days after becoming payable (whether formally demanded or not), it shall be lawful for the Landlord to claim interest at twelve percent (12%) per annum on the amount unpaid calculated from after the date due to the date of actual payment.

(c) In the event of re-entry by the Landlord or other legal action taken by the Landlord towards recovery of the arrears of the rent and/or maintenance and service charge and/or any other

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amounts payable under this Agreement the Tenant shall pay all legal costs and expenses incurred by the Landlord on an indemnity basis.

(d) The Landlord shall not be liable to the Tenant or Tenant's servants, agents or other persons in the said premises or persons calling upon the Tenant for any accidents happening, injury suffered, damage to or loss of any chattel property sustained on the said premises.

(e) In case the said premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire, lightning, riot, explosion or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use, then and in every such case (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act, default, neglect or omission of the Tenant or any of their servants agents occupiers guests or visitors), the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of any period while the said premises shall continue to be unfit for occupation and use by reason of such destruction or damage.

(f) In case the said premises shall be destroyed or damaged as aforesaid, either party shall be at liberty by notice in writing to the other determine this tenancy, and upon such notice being given, this tenancy or the balance thereof shall absolutely cease and determine and the deposit paid hereunder together with a reasonable proportion of such advance rent as has been paid hereunder, where applicable, shall be refunded to the Tenant forthwith but without prejudice to any right of action if either party in respect of any antecedent breach of this Agreement by the other.

(g) In the event the Tenants receive notice from the Government or any statutory public or municipal authority with respect to the demised Premises, to forthwith give the same in writing to the Landlord.

(h) The Landlord shall not be liable for any claim loss damage or injury to any goods, furniture and fittings or for bodily injury or death to any person (including the Tenants), property or business conducted by the Tenants in or upon the Demised Premises from Act of God, malicious act or damage caused by any leakage blockage or overflow due to any defect or want of repair of the water and sanitary installation and electrical wiring in the demised premised or any part thereof.

(i) Notwithstanding anything herein contained if this Lease shall come to an end whether by effluxion of time or otherwise and the Tenants shall within seven (7) days thereafter fail to remove all or any of its goods (which expression shall include personal property of every description) from the Demised Premises or if the Tenants shall abandon the Demised Premises then in any of the said event it shall be lawful for the Landlord to sell or otherwise dispose of the said goods in the Demised Premises at such time and such price as the Landlord shall in its absolute discretion think fir and without prejudice to the Landlord's right to claim damages, costs and expenses including without limitation legal and other professional costs and administrative charges arising out of the Tenant's breach. The Landlord shall after payment out of the sale proceeds of costs and expenses in respect of the said sale pay the net proceeds of sale (if any) to the Tenant. The Tenant shall indemnify the

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Landlord against any liability incurred by it to any third party whose property shall have been disposed of or sold by the landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this clause.

(j) The Tenant shall have the option to extend the tenancy for Two (2) years at a rental mutually agreed upon. The Landlord will on the written request of the Tenant made not less than Three (3) calendar months before the expiration of the tenancy for the renewal of new lease.

(k) The covenants, provisions, terms and agreements herein cover and comprise the whole of the agreement between the parties hereto or their appointed agents and the parties hereto expressly agree and declare that no further or other covenants agreements provisions or terms whether in respect of the Demised Premises or otherwise shall be deemed to be implied herein or to arise between the parties hereto by way of collateral or other agreement by reason of any promise, representation, warranty or undertaking given or made by either party hereto to the other on or prior to the execution hereof and the existence of any such implication or collateral or other agreement is hereby negative.

(l) The waiver by either party of a breach or default of any of the provisions in this Agreement shall not be construed as a waiver of any succeeding breach of the same or other provisions nor any delay or omission on the part of either party to exercise or avail itself of any right that it has or may have herein, operates as a waiver of any breach or default of the other party.

(m) Any notice served under or in any way in connection with this Agreement shall be sufficiently served on the Tenant if left at the said premises or delivered to the Tenant personally or sent to the Tenant at the said premises by registered post and shall be sufficiently served on the Landlord if delivered to the Landlord personally or sent to the abovementioned address by registered post. Any notice sent by registered post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

(n) The Stamp Duty for stamping this Agreement in duplicate shall be borne by the Tenant and shall be paid on the date of signing of this Agreement.

(o) This Agreement shall be subject to the laws of the Republic Of Singapore.

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1 Yishun Industrial Street 1, #04-28/38 A'POSH Bizhub Singapore 768160 T: +65 6317 2050 F: +65 6741 1102

IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.

SIGNED by the LANDLORD	)	
Name:	)	
Mr Goh Kian Hwa	)	
Designation:	)	
Managing Director	)	Signature & Company Stamp
In the presence of	)	
Name: Ang Khee Tin	)	
NRIC: S2565076Z	)	

SIGNED by the Tenant	)	
Name:	)	
Mdm Lung Lay Hua	)	
Designation	)	MSC Consulting (S) Pte Ltd
Director	)	Signature & Company Stamp

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1 Yishun Industrial Street 1, #04-[illegible]/28 A'POSH Bizhub Singapore 768160 T: +65 6317 2050 F: +65 6741 1102